EXHIBIT 1

                              McDONALD'S CORPORATION
                              UNDERWRITING AGREEMENT


  To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

  Dear Sirs:

       1. Introductory. McDonald's Corporation (the "Company"), a Delaware corporation, proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives", which term may refer to a single Representative if so indicated on Schedule I hereto), the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an Indenture, dated as of March 1, 1987, as supplemented by Supplemental Indenture No. 24, to be dated as of November 13, 1995 (collectively, the "Indenture"), between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as trustee (the "Trustee"). (If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.)

       2. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") File No. 33-50025, which has become effective, for the registration under the Act of the Securities. Such registration statement meets the requirements set forth in Rule 415(a)(1)(i) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in registration statement File No. 33-50025 relating to the Securities and the plan of distribution thereof. The registration statement File No. 33-50025, including the exhibits thereto, is hereinafter called the "Registration Statement"; the prospectus in the form in which it appears in registration statement File No. 33-50025 is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b)(2) (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.
            (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Exchange Act and the respective rules and regulations thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

            (c) The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flow for the periods therein specified; and said financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. As used herein, "consolidated subsidiaries" means each subsidiary of the Company which is included in the consolidated financial statements of the Company contained in its annual report to shareholders for 1994 in accordance with the consolidation policies set forth therein or which would have been so included if it had been a subsidiary of the Company as of the date of such consolidated financial statements, and each other subsidiary of the Company which is included in consolidated financial statements of the Company prepared from time to time thereafter.

            (d) The Company and each of its Significant Subsidiaries (herein defined to mean all subsidiaries which constitute "significant subsidiaries", as such term is defined in Section 1-02(v) of Regulation S-X, 17 CFR Part 210) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective states or jurisdictions of incorporation, with power and authority to own their properties and to conduct their businesses as described in the Basic Prospectus and Final Prospectus. The Company and each of its Significant Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all states or jurisdictions in which the ownership or lease of real property or the conduct of business requires such qualifications, except where failure to be so qualified cannot be reasonably expected to have a material adverse effect on the financial condition of the Company and its consolidated subsidiaries, considered as a whole. The Company owns all of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries, directly or indirectly through one or more Significant Subsidiaries (except McDonald's Australia Limited and McDonald's Property Company Limited, of which the Company directly or indirectly owns a majority of the capital stock), and all of such shares of the Significant Subsidiaries are owned free and clear of any liens, charges and encumbrances.

            (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus and prior to the Closing Date hereinafter mentioned, except as set forth or contemplated in the Final Prospectus, (1) neither the Company nor any of its consolidated subsidiaries has entered into any transaction not in the ordinary course of business which is material to the Company and its consolidated subsidiaries, considered as a whole, (2) there has been no material adverse change in the properties, business, financial condition or results of operations of the Company and its consolidated subsidiaries, considered as a whole, and (3) no legal or governmental proceeding, which has or will have materially affected the Company or any of its consolidated subsidiaries, considered as a whole, or the transactions contemplated by this Agreement, has been or will have been instituted or threatened.

            (f) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-Laws of the Company as presently in effect or (ii) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party, or any order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except such conflicts, breaches or defaults referred to in this subclause (ii) which would not materially and adversely affect the Company and its consolidated subsidiaries considered as a whole.

            (g) The Company and its consolidated subsidiaries hold good and marketable title in fee simple, except as otherwise stated in the Registration Statement, to all of the real property referred to therein as being owned by them, free and clear of all liens and encumbrances, except liens and encumbrances referred to in the Registration Statement (or reflected in the financial statements included therein) and liens and encumbrances which are not material in the aggregate and do not materially interfere with the conduct of the business of the Company and its consolidated subsidiaries, considered as a whole; and the properties referred to in the Registration Statement as held under lease by the Company and its consolidated subsidiaries are held by them under valid and enforceable leases with such exceptions as do not materially interfere with the conduct of the business of the Company and its consolidated subsidiaries, considered as a whole.

            (h) The Company has a duly authorized and outstanding capitalization substantially as set forth in the Registration Statement; and the outstanding shares of the Common Stock of the Company are duly authorized and issued, fully paid and nonassessable.

            (i) The Securities have been duly and validly authorized and, when issued, authenticated and delivered against payment therefor in accordance with the terms of the Indenture and this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights and general principles of equity, and will conform to the description thereof contained in the Final
       Prospectus. The Indenture has been duly authorized by the Company and will be a valid and legal instrument enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights and general principles of equity. The Indenture is duly qualified under the Trust Indenture Act.

            (j) This Agreement has been duly authorized, executed and delivered on behalf of the Company.

            (k) No approval, authorization, consent or other order of any public board or body (other than in connection or in compliance with the provisions of the Act and the securities or blue sky laws of various jurisdictions) is legally required for the sale of the Securities.

            (l) The Company and its consolidated subsidiaries, considered as a whole, are conducting their businesses in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business.

            (m) No default, if any, by the Company or any of its consolidated subsidiaries under any lease, loan agreement, franchise, governmental permit, or other agreement to which they are parties is material to the Company and its consolidated subsidiaries, considered as a whole.

       3. Sale, Purchase and Delivery of Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, and each Underwriter, severally and not jointly (unless otherwise indicated on Schedule I hereto), agrees to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the ''Underwriters' Securities'' and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called ''Contract Securities''.

       If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts (''Delayed Delivery Contracts''), substantially in the form of Schedule III hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in Schedule II hereto, less the aggregate principal amount of Contract Securities.

       Delivery of and payment for the Underwriters' Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwriters' Securities being herein called the ''Closing Date''). Delivery of the Underwriters' Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable in New York Clearinghouse (next day) funds, or, if so indicated on Schedule I hereto, in Federal (same day) funds. Certificates for the Underwriters' Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

       The Company agrees to have the Underwriters' Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

       4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

            (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing, and the Company will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be mailed or transmitted by courier to the Commission for filing pursuant to Rule 424(b) by first class certified or registered mail or overnight courier and will cause the Final Prospectus to be filed with the Commission pursuant to said Rule. The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been mailed or transmitted by courier to the Commission for filing pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b)  The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or Final Prospectus which, in the opinion of counsel for the Underwriters, may be necessary to enable the several
       Underwriters to continue sale of the Securities, and the Company will use its best efforts to cause any such amendments to become effective and any such supplements to be filed with the Commission and approved for use by the Underwriters as promptly as possible. If at any time when a prospectus relating to the Securities is required to be delivered under
       the Act, any event relating to or affecting the Company occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statement therein not misleading, or if it is necessary at any time to amend or supplement the Final
       Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the
       Commission, subject to the first sentence of paragraph (a) of this
       Section 4, an amendment or supplement which will correct such statement or omission or which will effect such compliance. For the purposes of this paragraph (b), the Company will furnish such information with respect to itself as the Representatives may from time to time reasonably request.

            (c) As soon as practicable, but not later than 90 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, the Company will make generally available to its security holders and you an earnings statement covering a period of at least twelve months beginning not earlier than said effective date which shall satisfy the provisions of Section 11(a) of the Act.

            (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

            (e) The Company will furnish such information and execute such instruments as may be required to qualify the Securities for sale under the securities or blue sky laws of such jurisdictions within the United States as you designate, will continue such qualifications in effect so long as required for distribution and will arrange for the determination of the legality of the Securities for purchase by institutional investors. The Company shall not be required to register or qualify as a foreign corporation nor, except as to matters and transactions relating to the offer and sale of the Securities, consent to service of process in any jurisdiction.

            (f) So long as the Securities shall be outstanding, the Company will deliver to you (i) as soon as practicable after the end of each fiscal year, consolidated balance sheets, statements of income, retained earnings and cash flows of the Company and its consolidated subsidiaries, as at the end of and for such year and the last preceding year, all in reasonable detail and audited by independent public accountants, (ii) as soon as practicable after the end of each of the first three quarterly periods in each fiscal year, unaudited consolidated balance sheets, statements of income, retained earnings and cash flows of the Company and its consolidated subsidiaries, as at the end of and for such period and for the comparable period of the preceding year, all in reasonable detail, (iii) as soon as available, all such proxy statements, financial statements and reports as the Company shall send or make available to its stockholders generally, and (iv) copies of all such annual, periodic and current reports as the Company or any subsidiary shall file with the Commission or any securities exchange.

            (g) The Company will apply for the listing of the Securities on the New York Stock Exchange, Inc. if requested to do so by you.

            (h) The Company will pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the fees, costs and expenses of preparing, printing and delivering the Indenture and the Securities; the fees, costs and expenses of the Trustee; accounting fees and disbursements; the costs and expenses in connection with the qualification or exemption of the Securities under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky Memorandum and Legal Investment Survey; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto) and the Basic, Preliminary Final, and Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriters of such copies of each prospectus as the Underwriters may reasonably require; and the fees of rating agencies. It is understood, however, that, except as provided in this Section and in Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

            (i) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities (other than up to $150,000,000 principal amount of the Company's medium term notes to be issued pursuant to the Company's Registration Statements on Form S-3 (File Nos. 33-42642 and 33-60939)) covered by the Registration Statement or any other registration statement filed under the Act.

       5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the written statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Company, shall be contemplated by the Commission.

            (b) No event, nor any material adverse change in the condition of the Company, financial or otherwise, shall have occurred, nor shall any event exist which makes untrue or incorrect any material statement or information contained in the Registration Statement or the Final Prospectus or which is not reflected in the Registration Statement or the Final Prospectus, but should be reflected therein in order to make the statements or information contained therein not misleading.

            (c) You shall not have advised the Company that the Registration Statement or any prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of counsel for the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (d) You shall have received at the Closing Date (or prior thereto as indicated) the following:

                 (i) An opinion from Shelby Yastrow, Senior Vice President, General Counsel and Secretary, dated the Closing Date, to the effect that:

                 (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus.

                 (B) The Indenture has been duly authorized, executed and delivered by the Company and the Trustee, is duly qualified under the Trust Indenture Act, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity.

                 (C) The Securities have been duly and validly authorized by all necessary corporate action and, when duly executed on behalf of the Company, duly authenticated by the Trustee or the Trustee's authenticating agent, and duly delivered to the several Underwriters against payment therefor in accordance with the provisions of this Agreement, in the case of the Underwriters' Securities, or to the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of Contract Securities, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to all the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity.

                 (D) The Indenture and the Securities conform as to legal matters with the statements concerning them made in the Final Prospectus, and such statements accurately set forth the provisions thereof required to be set forth in the Final Prospectus.

                 (E) This Agreement and any Delayed Delivery Contracts have been validly authorized, executed and delivered on behalf of the Company.

                 (F) The Registration Statement and any amendments thereto have become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, the Final Prospectus, and each amendment thereof or supplement thereto (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Exchange Act and the respective rules thereunder; such counsel has no reason to believe that either the Registration Statement or the Final Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Final Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

                 (G) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof or of any Delayed Delivery Contracts will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which, to the knowledge of such counsel, the Company is a party, or the Restated Certificate of Incorporation or By-Laws of the Company as presently in effect or, to the knowledge of such counsel, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties.

                 (H) No authorization, approval, consent or other action of any governmental authority or agency is required in connection with the sale of the Securities as contemplated by this Agreement or in any Delayed Delivery Contracts except such as may be required under the Act or under state securities or blue sky laws.

                 (I) Each of the Significant Subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with power and authority to own its properties and conduct its business as described in the Final Prospectus, and the Company and each of its Significant Subsidiaries are qualified as foreign corporations in all jurisdictions in which their ownership or lease of property requires such qualification, except where such failure to be so qualified cannot be reasonably expected to have a material adverse effect on the financial condition of the Company and its consolidated subsidiaries, considered as a whole.

                 (J) All issued and outstanding shares of capital stock of each Significant Subsidiary (except McDonald's Deutschland, Inc.) have been validly authorized and issued, are fully paid and nonassessable and, to the best of the knowledge and belief of such counsel after reasonable inquiry, are owned by the Company directly or indirectly through one or more Significant Subsidiaries (except McDonald's Australia Limited and McDonald's Property Company Limited, of which the Company directly or indirectly owns a majority of the capital stock), free from any liens, claims or encumbrances.

                 (K) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof or of any Delayed Delivery Contracts will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which, to the knowledge of such counsel, any of the Company's Significant Subsidiaries is a party, or the certificate of incorporation or by-laws of any of the Company's Significant Subsidiaries as presently in effect or, to the knowledge of such counsel, any order, rule or regulation applicable to any of the Company's Significant Subsidiaries of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over any of the Company's Significant Subsidiaries or their properties.

                 (ii) Such opinion or opinions of counsel for the Underwriters, dated the Closing Date, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, any Delayed Delivery Contracts, the validity of the Securities, the Registration Statement, the Final Prospectus and other related matters as you may reasonably request. The Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to render their opinions. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company.

                 (iii) A certificate of the President or a Vice President, and the Chief Financial Officer of the Company or its Treasurer, dated the Closing Date, to the effect that:

                 (A)  The representations and warranties of the Company in
            Section 2 of this Agreement are true and correct as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                 (B) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the respective signers of the certificate, are contemplated under the Act.

                 (C) The signers of the certificate have carefully examined the Registration Statement and the Final Prospectus; neither the Registration Statement, the Final Prospectus nor any amendment or supplement thereto includes, as of the Closing Date, any untrue statement of a material fact or omits, as of the Closing Date, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; since the latest respective dates as of which information is given in the Registration Statement, there has been no material adverse change in the financial position, business or results of operations of the Company and its consolidated subsidiaries, considered as a whole, except as set forth in or contemplated by the Final Prospectus; and since the effective date of the Registration Statement, as amended, there has occurred no event required to be set forth in the Final Prospectus which has not been so set forth.

                 (iv) You shall have received a letter from Ernst & Young LLP, dated the Closing Date, addressed to you substantially in the form heretofore approved by you.

            (e) Prior to the Closing Date, the Company shall have furnished to you such further certificates and documents as you may reasonably request.

            (f) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

       If any condition of the Underwriters' obligations hereunder required to be satisfied prior to the Closing Date is not so satisfied, this Agreement may be terminated by you by notice in writing or by telegram to the Company.

       In rendering the opinions described in Sections 5(d)(i) and (ii) above, Mr. Shelby Yastrow and counsel for the Underwriters may, as to matters involving the laws of any state other than Illinois, rely upon the opinion or opinions of local counsel satisfactory to you, but in such case a signed copy of each such opinion shall be furnished to you.

       All such opinions (including opinions, if any, of local counsel), certificates, letters and documents will be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to counsel for the Underwriters, as to which both you and such counsel shall act reasonably. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you request.

       You, on behalf of the Underwriters, may waive in writing the compliance by the Company of any one or more of the foregoing conditions or extend the time for their performance.

       6. Representation of the Underwriters. Each of the Underwriters severally represents and warrants to the Company that the information furnished to the Company in writing by such Underwriter or by you expressly for use in the preparation of the Registration Statement or the Final Prospectus does not, and any amendments thereof or supplements thereto thus furnished will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       7. Termination of Agreement. This Agreement may be terminated by you on behalf of the Underwriters by notice in writing delivered to the Company prior to the Closing Date if prior to such time there shall have occurred any general suspension of trading in securities on the New York Stock Exchange or there shall have been established by the New York Stock Exchange or by the Commission or by any federal or New York State agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, all to such a degree as would in your judgment materially adversely affect the market for the Securities, or if there shall have been such a drastic change in general economic, political, or financial conditions as would in your judgment materially adversely affect the market for the Securities.

       If this Agreement shall be terminated by you because of any failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall pay, in addition to the costs and expenses referred to in Section 4(h), all reasonable out-of-pocket expenses incurred by the Underwriters in contemplation of the performance by them of their obligations hereunder, including but not limited to the reasonable fees and disbursements of counsel for the Underwriters, the Underwriters' reasonable printing and traveling expenses and postage, telegraph and telephone charges relating directly to the offering contemplated by the Final Prospectus, and also including advertising expenses incurred after the effective date of the Registration Statement, it being understood that such out-of-pocket expenses shall not include any compensation, salaries or wages of the officers, partners or employees of any of the Underwriters.

       The Company shall not in any event be liable to the several Underwriters for damages on account of loss of anticipated profits arising out of the transactions contemplated by this Agreement.

       8.   Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any
  Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such
  Underwriter or such controlling person may become subject, under the Act, the
  Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereof, the Basic Prospectus, any
  Preliminary Final Prospectus or the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged
  omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof; and provided, further, that the foregoing indemnification with respect to the Basic Prospectus, any Preliminary Final Prospectus or the
  Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities, if such Underwriter failed to send or give copies of the Final Prospectus, as amended or supplemented, excluding documents incorporated therein by reference, to such person at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic
  Prospectus or any Preliminary Final Prospectus was corrected in the Final
  Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company either within the meaning of the Act or the Exchange Act, each of its directors and each of its officers who has signed the Registration Statement, against any losses, claims, damages or liabilities to which the Company, any such controlling person or any such director or officer may become subject, under the Act, the Exchange Act, or otherwise, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through you specificially for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Final Prospectus and under the heading "Underwriting" or "Plan of Distribution" and, if Schedule
       I hereto provides for sale of Securities pursuant to delayed delivery arrangements, in the last sentence under the heading "Delayed Delivery Arrangements" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Final Prospectus, and you confirm that such statements are correct. This indemnity agreement will be in addition to any liability which each such Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt by such indemnified party of notice from the indemnifying party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives of the Underwriters in the case of subparagraph (a), representing the indemnified parties under subparagraph
       (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; provided, further, that, with respect to legal and other expenses incurred by an indemnified party for which an indemnifying party shall be liable hereunder, all such legal fees and expenses shall be reimbursed by the indemnifying party as they are incurred.

            (d)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a)
       of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities set forth in Schedule I hereto and the Company is responsible for the balance; provided, however, that (i) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the
       Securities purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section
       11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
       Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the
       Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (i) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from
       any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

       9. Default by an Underwriter. If the Underwriters' obligations to purchase Securities pursuant to Section 3 hereof are several and not joint and if any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement and unless otherwise provided in Schedule I hereto, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
  Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

       10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations and warranties of the Company and the several Underwriters, set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

       11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at One McDonald's Plaza, Oak Brook, Illinois 60521, Attention of the Chief Financial Officer, with a copy to the Controller.

       12. Successors; Governing Law. This Agreement will inure to the benefit of and be binding upon the parties hereto and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors, assigns, heirs, executors and administrators, and no other persons will have any right or obligation hereunder. The terms ''successors'' and ''assigns'' as used herein shall not include a purchaser as such from any Underwriter. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without reference to choice of law doctrine.

       13. Business Day. For purposes of this Agreement, ''business day'' means any day on which the New York Stock Exchange is open for trading.

       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                Very truly yours,

                                McDONALD'S CORPORATION

                                By: /S/ Carleton D. Pearl
                                  -------------------------
                                  Carleton D. Pearl

  The foregoing Underwriting Agreement is hereby confirmed and accepted by us in Chicago, Illinois, acting on behalf of ourselves, the other Representatives (if any), and the several Underwriters (if any) named in Schedule II annexed hereto, as of the date first above written.

  J.P. MORGAN SECURITIES INC.

  By: /s/ Margret A. Brody
    --------------------------
    Margaret A. Brody

  Date: November 8, 1995



                                    SCHEDULE I

  Underwriting Agreement dated November 8, 1995

  Registration Statement No. 33-50025

  Representatives:                        J.P. Morgan Securities Inc.

  Title, Purchase Price and Description of Securities:
       Title:                             7.05% Debentures due November 15, 2025

       Aggregate Principal Amount:        $150,000,000

       Price to Public:                   99.468% of the principal amount of the
                                          Securities, plus accrued interest from
                                          November 13, 1995

       Purchase Price by Underwriter (include accrued interest
        or amortization if applicable:   $147,889,500.00 which represents
                                         98.593% of the principal amount of
                                         the Securities, plus accrued
                                         interest, from November 13, 1995

       Maturity:                         November 15, 2025

       Interest Rate:                    7.05%

       Interest Payment Dates:           May 15 and November 15 of each year,
                                         commencing May 15, 1996

       Regular Record Dates:             May 1 and November 1 next preceding
                                         May 15 and November 15, respectively

       Redemption Provisions:            Redeemable in whole or in part at the
                                         option of the Company at any time on
                                         or after November 15, 2005,
                                         at premiums declining to par on
                                         November 15, 2015, together in each
                                         case with accrued interest to the
                                         date of redemption.

       Sinking Fund Provisions:          None

       Other Provisions:                 None

  Sale Provisions under Section 3:

       Obligation to Purchase is:        several and not joint /  /

                                         several and not joint; provided,
                                         however that, notwithstanding the
                                         provisions of Section 9 of the
                                         Underwriting Agreement, the
                                         Representative(s) listed above will,
                                         subject to the terms and conditions
                                         hereof, purchase or cause to be
                                         purchased any Securities which any
                                         defaulting Underwriter or
                                         Underwriters have agreed but failed
                                         or refused to purchase pursuant to
                                         Section 3 hereof /X/

                                         joint and several /  /

       Payment to Be Made in:            New York Clearinghouse (next day)
                                         funds /  /
                                         or Federal (same day) funds /X/

  Closing Date, Time and Location:       November 13, 1995, 9:00 A.M.
                                         (Chicago time);
                                         offices of Gardner, Carton & Douglas,
                                         Quaker Tower,
                                         321 North Clark Street,
                                         Chicago, Illinois

  Address for Notice to                  J.P. Morgan Secutrities Inc.
  Representatives:                       60 Wall Street
                                         New York, New York 10260
                                         Attention:  Legal Department



                                   SCHEDULE II


       Underwriters                                     Principal Amount

  J.P. Morgan Securities Inc.                            $  25,000,000
  Salomon Brothers Inc                                      25,000,000
  Goldman, Sachs & Co.                                      25,000,000
  Merrill Lynch, Pierce, Fenner & Smith Incorporated        25,000,000
  Morgan Stanley & Co. Incorporated                         25,000,000
  PaineWebber Incorporated                                  25,000,000
                                                       ----------------
       Total                                              $150,000,000
                                                       ----------------